UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2004

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2004, Taylor Capital Group, Inc. (the "Company") entered into an employment letter (the "Agreement") with Daniel C. Stevens pursuant to which Mr. Stevens will serve as the Company's Chief Financial Officer. Mr. Stevens will receive an annual base salary of $300,000; a one-time signing bonus of $25,000, net of taxes, and; a one-time signing bonus of a gross amount of $75,000. Both of the signing bonuses are repayable to the Company in full in the event that Mr. Stevens voluntarily terminates his employment with the Company within two years of the date of his hire. The Agreement also provides for a one-time grant of restricted stock valued at $500,000, contingent upon approval by the Compensation Committee of the Company's Board of Directors, with the actual number of shares to be determined based on the share value of the Company's stock at the time of the grant. The restricted stock will vest over a five-year period, with one-half vesting on the third anniversary and one-fourth vesting on each of the fourth and fifth anniversaries of Mr. Steven's date of hire.

Under the Agreement, Mr. Stevens will receive a change of control agreement that provides for compensation equal to two and one-half times his annual base salary and bonus, plus 18 months COBRA coverage and outplacement assistance should Mr. Stevens be terminated as a result of a change of control of the Company. Mr. Stevens will also be eligible to participate in Cole Taylor Bank's annual incentive compensation program, deferred compensation and supplemental executive retirement plans, and the Company's long term incentive, 401(k), group profit/sharing/ESOP retirement and severance plans, the latter of which provides severance benefits in certain situations not associated with a change of control event.

Under the terms of the Agreement, Mr. Stevens is an "at will" employee, which means that either Mr. Stevens or the Company may terminate his employment at any time. Mr. Stevens does not have any other material relationship with the Company or its affiliates.

The above description of the Agreement is only a summary and is qualified in its entirety by reference to Exhibit 10.1 to this current report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) As described in the attached press release, which is incorporated by reference into this Item 5.02, on December 1, 2004 the Company appointed Daniel C. Stevens, age 49, to serve as the Company's Chief Financial Officer, effective December 15, 2004.

The Company entered into an employment letter with Mr. Stevens, dated December 1, 2004, as more fully described in Item 1.01 above. Mr. Stevens does not have any family relationship with any other executive officer of the Company, with any director of the Company, or with any person selected to become an officer or a director of the Company. Neither Mr. Stevens, nor any member of his immediate family, is a party to any transactions or proposed transactions with the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

10.1 Employment Letter from Taylor Capital Group, Inc. to Daniel C. Stevens dated December 1, 2004.

99.1 Press Release dated December 6, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2004

TAYLOR CAPITAL GROUP, INC.

By:	/s/ JEFFREY W. TAYLOR
Jeffrey W. Taylor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Letter from Taylor Capital Group, Inc. to Daniel C. Stevens dated December 1, 2004.
99.1	Press Release dated December 6, 2004.